Exhibit 99.1

Berenson Acquisition Corp. I Announces Liquidation

New York – September 25, 2024 — Berenson Acquisition Corp. I, a special purpose acquisition company (“BACA” or the “Company”) (NYSE American: BACA), announced that it will not complete its initial business combination by September 30, 2024, and therefore, the Company will dissolve and liquidate. The liquidation of the Trust Account is expected to occur on October 16th, 2024. The last day that the Company’s securities will trade on the NYSE American will be September 27, 2024.

Dissolution and Liquidation of the Company

The Company’s existing certificate of incorporation dated as of September 27, 2021, as amended on March 28, 2023 by that certain First Amendment to the Amended and Restated Certificate of Incorporation, as further amended on September 28, 2023 by that certain Second Amendment to the Amended and Restated Certificate of Incorporation (collectively, the “Charter”) requires the Company to complete its initial business combination by September 30, 2024. The Company will not complete the initial business combination by September 30, 2024; therefore, the Charter requires the Company to, and the Company will:

(i)	cease all operations except for the purpose of winding up,

(ii)

as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the Offering Shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest (net of taxes payable, and less up to $100,000 of such net interest to pay dissolution expenses), by (B) the total number of then outstanding Offering Shares, which redemption will completely extinguish rights of the Public Stockholders (including the right to receive further liquidating distributions, if any), and

(iii)

as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board in accordance with applicable law, dissolve and liquidate, subject in each case to the Corporation’s obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.

All terms above not defined herein shall have the meaning under the Charter.

The per-share redemption price for the class A common stock of the Company is expected to be approximately $10.69 (the “Redemption Amount”). In accordance with the terms of the related trust agreement, the Company expects to retain $100,000 of the interest and dividend income from the Company’s trust account to pay dissolution expenses. The Company expects that the balance of the Company’s trust account, including any interest income to be earned on the trust account and the reduction for the dissolution expenses and tax payment, at liquidation will be approximately $11,389,831. The number of remaining public shares of the Company as of August 31, 2024 was 1,065,468.

The Redemption Amount will be payable to the holders of the Company’s public shares upon presentation of their respective share or unit certificates or other delivery of their shares or units to the Company’s transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of the Company’s public shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

After September 30, 2024, the Company shall cease all operations except for those required to wind up its business.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements.” Any statements contained in this communication that do not describe historical facts may constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “if,” “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology.

These forward-looking statements are based on information currently available to the Company’s management as well as estimates and assumptions made by its management and are subject to risks and uncertainties that may cause actual results, performance or developments to differ materially from those contained in the statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause the Company’s or its industry’s actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. These forward-looking statements are made as of the date of this communication, and the Company does not undertake an obligation to update these forward-looking statements after such date.

About Berenson Acquisition Corp. I

BACA is a special purpose acquisition corporation focused on identifying a leading technology-enabled services or software company led by a passionate management team of subject matter experts.

BACA is affiliated with Berenson Holdings LLC (“Berenson”), a merchant bank founded in 1990 with two principal lines of business: investment banking and private equity investing. Berenson was co-founded by Jeffrey Berenson, the former head of M&A and founder and co-head of merchant banking at Merrill Lynch, and is a trusted financial advisor to executives, founders, boards, family offices, financial sponsors, pension funds and government-related entities seeking to drive transformational growth as well as other value creation and preservation initiatives.

Contacts

Berenson Acquisition Corp. I:

Alessandro Masolo

amasolo@berensonco.com